UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
 (Registrant’s telephone number)

(former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On August 26, 2013, CodeSmart Holdings, Inc. (the “Company” or “CodeSmart”) issued a press release with a letter to shareholders of the Company. A copy of the press release is set forth below:

CodeSmartTM Holdings, Inc. Issues Letter to Shareholders

NEW YORK, August 26, 2013 (GLOBE NEWSWIRE) -- CodeSmartTM Holdings, Inc. (OTCQB: ITEN), with its subsidiary, The CODESMARTTM Group, Inc. (collectively, "CODESMART"), a premier ICD-10 education and solutions group that offers CODESMARTTM UNIVERSITY, its on-line education solution and customizable training solutions, issues the following letter to shareholders:

To: CODESMART Holdings, Inc. (ITEN) Shareholders
From: Ira Shapiro, Chairman & CEO

Dear Shareholders:

First of all, I want to thank all of you for being investors in CODESMART and demonstrating your belief in our mission by becoming part of the CODESMART family.  As many people know by now, ICD-10 presents a challenge that the healthcare industry must face as it is required for all covered U.S. health entities by October 1, 2014.  In fact, it is often repeated that industry analysts believe that ICD-10 will exceed Y2K with respect to cost and impact.1  All healthcare providers and payers will be required to code utilizing the ICD-10 system of coding to replace ICD-9 which was developed in the 1970s and was constrained by the technology and knowledge of the time.  ICD-10 expands the number of codes from approximately 14,000 to 76,000 and proper coding requires knowledge of biology, anatomy chemistry and other subjects totaling approximately 900 hours of training for new coders, approximately 250 hours of training for existing coders and approximately 10 hours of training for clinicians.

It has been an exciting start since we went public.  While we are young as a public company, we have been three years in the making working with Florida International University to develop and deliver our ICD-10 curriculum and training.  Already, CODESMART:

-	has been endorsed by AMERINET as the premier provider of ICD-10 services; and

-	has reached agreement with 70 accredited colleges and universities to white label the CODESMART UNIVERSITY® curriculum; and

-	is the featured solution according to the ICD-10 PlayBook of Health Information Management Systems Society (“HIMMS”), the largest national healthcare association.

We have established a footprint in the industry and a distribution for sales that we believe will support our sales and earnings forecasts.  Supporting our seasoned management team, CODESMART is set to commence a direct marketing campaign through My Data Guru and The College Network, on September 4, 2013.  We anticipate that this can result in an average of 1,500 to 2,000 student leads per month.  Equally important, each of these partners provides an enrollment function for closing the leads and registering students.  The College Network also has provided CODESMART and its students an option to finance their tuition over time to broaden our potential student base.  Both of these organizations have a very successful track record in helping generate hundreds of new students monthly for other major on-line universities over the past decade. We believe that CODESMART’s new coder program has no equal in the market today.

____________
1 “Replacing ICD-9-CM with ICD-10-CM and ICD-10-PCS: Challenges, Estimated Costs, and Potential Benefits,” Robert E. Nolan Company, October 2003, page 6; “ICD-10 Turning Regulatory Compliance into Strategic Advantage,” Deloitte Center for Health Solutions, summer 2009.

Revenue Development

As I write this letter to you, some very exciting new things are taking place as it relates to revenue growth.  We are now starting to feel the realization by providers that they will have to begin the transition to ICD-10 over the next few years and that this must happen now.  According to Forbes Magazine and Ernst & Young, the opportunity is great because only 5% of physicians have started their ICD-10 training.   Most hospitals and other healthcare facilities are very behind the curve as well. This is resulting in new contracts from providers for CODESMART and that means revenue begins to accelerate now.  Our distribution channels are beginning to produce, and specifically, two of our major partners: Amerinet and Ciracet, are both very active and utilizing their large sales teams to promote CODESMART nationally. Just as an example, Amerinet already has produced over 30 letters of commitment from member healthcare facilities for utilization of CODESMART services.

If we continue on the track we are on, I  believe we will achieve our revenue and profit goals that were previously disclosed for 2013 and beyond. We believe we have access to a large market of potential students which we estimate to be  over 40 million people looking for careers at any given time. The challenge now will be for us to properly nurture the distribution relationships we currently have in place and making sure we continue to create a market presence and industry brand leadership as the superior education program in ICD-10 that we truly are.

The CODESMART team and I sincerely thank all of you for your support and we are looking forward to a very exciting and successful future together.

Best Regards,

Ira Shapiro
Chairman & CEO

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by the Company may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that either expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause actual results to differ materially from anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. The Company undertakes no obligation to update these forward-looking statements after the date of this release.

# # #

Company Contact:	Investor Contact:	Media Contact:
Ira Shapiro	John Baldissera	Jules Abraham
Chairman and CEO	BPC Financial Marketing	JQA Partners, LLC
The Codesmart Group, Inc.	800-368-1217	jabraham@jqapartners.com
ishapiro@codesmartgroup.com		917-885-7378
646-526-7867

The information contained herein is being furnished pursuant to “Item 7.01.  Regulation FD Disclosure.”  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any of the registrant’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: August 26, 2013	By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Chief Executive Officer